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                      IMMULOGIC PHARMACEUTICAL CORPORATION

                Amendment to the 1993 Director Stock Option Plan
                ------------------------------------------------

               Adopted by the Board of Directors on March 21, 1996
                  Approved by the Stockholders on May 26, 1996


RESOLVED:      That, subject to stockholder approval, the 1993 Director Stock
- --------       Option Plan be and hereby is amended by deleting Section 4(a) and adding a new Section 4(a) to read in its entirety as follows:

                             "(a) The maximum number of shares which may be
               issued under the Plan shall be 300,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), subject to adjustment as provided in Section 9 of the Plan."